UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HENRY COUNTY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Preliminary Draft – Subject to Completion

HENRY COUNTY BANCSHARES, INC.

4806 N. Henry Blvd.

Stockbridge, Georgia 30281

                    , 2008

Dear Shareholder:

On behalf of the Board of Directors of Henry County Bancshares, Inc. (“Henry County Bancshares”), I am pleased to invite you to attend our Special Meeting of Shareholders to be held on                     , 2008 in Stockbridge, Georgia at the time and place shown in the attached Notice of Special Meeting (the “Notice”). The Special Meeting is being called to consider and vote upon two proposals, to wit:

Proposal No. 1: An Amendment to Henry County Bancshares’s Articles of Incorporation that will authorize the Board of Directors to issue forty million (40,000,000) shares of stock, divided into thirty million (30,000,000) shares of common stock, $2.50 par value, and ten million (10,000,000) shares of preferred stock, no par value. A copy of the proposed amendment is attached to this proxy statement as Appendix “A.”

Proposal No. 2: Granting the Management of Henry County Bancshares, Inc. the Authority to Adjourn, Postpone or Continue the Special Meeting.

The Notice and the accompanying Proxy Statement describe the formal business to be transacted at the Special Meeting. Proposal No. 1 authorizes 10,000,000 shares of preferred stock; however, the number of authorized common shares is left unchanged. In summary, the Board of Directors believes the creation of preferred stock (Proposal No. 1) is advisable and in the best interests of Henry County Bancshares and its shareholders for several reasons. The authorization of the preferred stock would permit the Company to participate, if it so elects, in the federal government’s limited purchase of preferred stock in financial institutions under its Capital Purchase Program of the Emergency Economic Stabilization Act of 2008. The authorization of preferred stock would also permit the Board of Directors to issue such stock without further shareholder approvals or delay and, thereby, provide Henry County Bancshares with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The preferred stock would enable Henry County Bancshares to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance. The Board of Directors believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject. Although Henry County Bancshares presently contemplates no particular transaction involving the issuance of preferred stock other than consideration of the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008, management of Henry County Bancshares believes it is in the best interest of the Company to be prepared to issue preferred stock without the necessity of another shareholders’ meeting should preferred stock be a component in future raising of capital.

Henry County Bancshares’s Board of Directors believes that if the number of shares of its common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment. Such is the intent of Proposal No. 2 by granting the management of Henry County Bancshares, Inc. the authority to adjourn, postpone or continue the Special Meeting.

We hope that you will attend the meeting in person, but even if you plan to do so, we encourage you to please vote your shares ahead of time by using the enclosed proxy card. This will ensure that your Henry County Bancshares, Inc. stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully. Every shareholder’s vote is important, whether you own a few shares or many.

We look forward to your participation in the special meeting process.

Sincerely,

David H. Gill
President and Chief Executive Officer

Preliminary

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF HENRY COUNTY BANCSHARES, INC.

DATE:	, 2008

TIME:	a.m./p.m.

PLACE:	Henry County Bancshares, Inc.
4806 N. Henry Blvd.
Stockbridge, Georgia 30281

MATTERS TO BE VOTED ON:

PROPOSAL 1:	To Approve an Amendment to the Articles of Incorporation of Henry County Bancshares, Inc.

PROPOSAL 2:	To Approve Granting the Management of Henry County Bancshares, Inc. the Authority to Adjourn, Postpone or Continue the Special Meeting

Any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on October 24, 2008 are entitled to notice of and to vote at the meeting on any adjournments thereof.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors,

David H. Gill
President and Chief Executive Officer

Stockbridge, Georgia

                    , 2008

HENRY COUNTY BANCSHARES, INC.

4806 N. Henry Blvd.

Stockbridge, Georgia 30281

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD                     , 2008

This proxy statement is furnished to the shareholders of Henry County Bancshares, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2008 Special Meeting of Shareholders and at any adjournments thereof (the “Special Meeting”). The Special Meeting will be held on                             , 2008, at 4806 N. Henry Blvd., Stockbridge, Georgia 30281, at              a.m./p.m. local time. This proxy statement and the accompanying proxy card were mailed or given to shareholders on or about                     , 2008.

ALL HOLDERS OF HENRY COUNTY BANCSHARES, INC. COMMON STOCK SHOULD READ THIS PROXY CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE PROPOSALS. A COPY OF THE PROPOSED AMENDMENT (PROPOSAL NO. 1) IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX “A.”

As used in this proxy statement, the terms Henry County Bancshares, Company, we, our, and us all refer to Henry County Bancshares, Inc. and its subsidiaries.

VOTING

General

The securities which can be voted at the Special Meeting consist of Henry County Bancshares’s $2.50 par value common stock, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Henry County Bancshares, Inc. stock who are entitled to notice of and to vote at the Special Meeting is October 24, 2008. On the record date, 14,245,690 shares of Henry County Bancshares, Inc. stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Henry County Bancshares stock is necessary to constitute a quorum at the Special Meeting. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to approve the Amendment to the Articles of Incorporation of Henry County Bancshares, Inc. (Proposal No. 1), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve this proposal is governed by Georgia law and is a majority of the shares entitled to cast a vote on the amendment, either by proxy or in person, which means a “FOR” vote by a majority of the outstanding common shares of the Company as of the record date. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

The adjournment, postponement or continuation proposal (Proposal No. 2) requires that holders of more of Henry County Bancshares’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. No proxy that is specifically marked AGAINST the proposal to amend the Articles of Incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Note that, under applicable Georgia law, Henry County Bancshares’s shareholders are not entitled to dissenter’s rights with respect to the proposal to approve the Amendment to Henry County Bancshares’s Articles of Incorporation to authorize the issuance of preferred stock or the proposal to adjourn, postpone or continue the Special Meeting.

Our directors and executive officers hold 1,701,669 shares, or approximately 11.94%, of the current issued and outstanding common stock of Henry County Bancshares, Inc., and we believe that all of those shares will be voted in favor of the proposals.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. In voting by proxy with regard to the proposed amendment, you may vote in favor of the amendment, against the amendment or withhold your votes (abstain). You should specify your choice on the proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the proposals listed on the proxy card. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Henry County Bancshares, Inc. at P. O. Box 928, Stockbridge, Georgia 30281, Attn: Secretary, by delivering a later dated proxy card, or by voting in person at the Special Meeting.

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers and regular employees of the Company without additional compensation.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO ARTICLES OF

INCORPORATION OF HENRY COUNTY BANCSHARES, INC.

Under Henry County Bancshares’s existing Articles of Incorporation, Henry County Bancshares does not have the authority to issue preferred stock. If the shareholders approve Proposal No. 1 to amend the Articles of Incorporation, Henry County Bancshares will be authorized to issue forty million (40,000,000) shares of stock, divided into thirty million (30,000,000) shares of common stock, $2.50 par value, and ten million (10,000,000) shares of preferred stock, no par value. The amendment does not change the current number of authorized common stock. The preferred stock to be authorized (“Preferred Stock”) would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Preferred Stock would be available for issuance without further action by Henry County Bancshares’s shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which Henry County Bancshares’s securities are then trading or quoted.

The Board of Directors believes that the authorization of the Preferred Stock is advisable and in the best interests of Henry County Bancshares and its shareholders for several reasons. The authorization of the Preferred Stock would permit the Company to participate, if it so elects, in the federal government’s limited purchase of Preferred Stock in financial institutions under its Capital Purchase Program of the Emergency Economic

Stabilization Act of 2008 (“EESA”). The authorization of Preferred Stock would also permit the Board of Directors to issue such stock without further shareholder approval and, thereby, provide Henry County Bancshares with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Preferred Stock would enable Henry County Bancshares to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance. The Board of Directors believes that this will also help to reduce costs because it will not have to seek shareholder approval to issue the shares of the Preferred Stock unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject. Although Henry County Bancshares presently contemplates no particular transaction involving the issuance of Preferred Stock other than the Capital Purchase Program of the EESA, Henry County Bancshares’s management believes it is in the best interest of the Company to be prepared to issue Preferred Stock without the necessity of another shareholders’ meeting should Preferred Stock be a component of any future raising of capital.

The full text of the proposed Certificate of Amendment is attached to this proxy statement as Appendix “A.” If the Certificate of Amendment is approved, Henry County Bancshares’s Board of Directors would be authorized to issue Preferred Stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by Henry County Bancshares’s Board of Directors. The authority of Henry County Bancshares’s Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

•	The number of shares constituting that series and the distinctive designation of that series;

•

The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

•	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

•

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

•	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•	Any other relative rights, preferences and limitations of that series.

The actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board of Directors determines the specific rights of any shares of the Preferred Stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of Henry County Bancshares’s common stock will not have preemptive rights with respect to the Preferred Stock.

Although Henry County Bancshares may consider issuing shares of the Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the Preferred Stock.

The Company does intend to apply for preliminary approval in the Capital Purchase Program established by the United States Department of Treasury (“Treasury”) under the EESA. The Treasury has implemented a voluntary Capital Purchase Program to encourage United States financial institutions to build capital to increase the flow of financing to United States businesses and consumers and to support the United States economy.

Under the program, Treasury will purchase up to $250 billion of senior preferred shares on standardized terms as described in the program’s term sheet. The program will be available to qualifying United States controlled banks, savings associations, and certain bank and savings and loan holding companies engaged only in financial activities that elect to participate before 5:00 pm (EDT) on November 14, 2008. Treasury will determine eligibility and allocations for interested parties after consultation with the appropriate federal banking agency.

The minimum subscription amount available to a participating institution is one percent (1%) of risk-weighted assets. The maximum subscription amount is the lesser of $25 billion, or three percent (3%), of risk-weighted assets. Henry County Bancshares is eligible for approximately $5.8 million minimum and $17.5 million maximum pursuant to these guidelines. Treasury anticipates funding the senior preferred shares purchased under the program by year-end 2008.

Nine large financial institutions already have agreed to participate in this program, moving quickly and collectively to signal the importance of the program for the system. These healthy institutions have voluntarily agreed to participate on the same terms that will be available to small and medium-sized banks and thrifts across the nation.

The principal terms, as set forth in a public term sheet published by Treasury, available at http://www.treas.gov/press/releases/reports/document5hp1207.pdf, are summarized below:

•	Each participating financial institution will issue senior preferred shares to Treasury, which will:

•	qualify as Tier 1 capital;
•	be senior to common stock;
•	be pari passu with existing preferred shares (other than junior preferred shares);
•	be transferable by Treasury;
•

pay a dividend of 5% per year for the first five years, and 9% per year thereafter; the dividend will be cumulative unless the financial institution is a bank that is not a subsidiary of a holding company;

•	pay dividends quarterly in arrears on February 15, May 15, August 15, and November 15 of each year;
•	permit Treasury to elect two directors if dividends are not paid in full for six quarterly periods, but this right will end when full dividends have been paid for four consecutive dividend periods;
•	be non-voting other than market terms for similar securities (class voting rights on matters that could adversely affect the shares);
•	be callable at par after three years (and otherwise redeemable with the proceeds of an offering of replacement equity securities that provide Tier 1 capital);
•	be redeemable (as described above) with the consent of the issuer’s primary federal bank regulator;

•	restrict the ability of a financial institution to increase common dividends until the third anniversary of the investment (unless Treasury consents or has transferred the investment);
•

have a liquidation preference of $1,000 per share (Treasury may purchase senior preferred with a higher liquidation preference per share if necessary given the issuer’s authorized preferred shares; it may then require a depository hold the shares and Treasury would hold depository receipts);

•

require Treasury’s consent before any share repurchases other than in connection with a benefit plan or in the ordinary course of business consistent with past practice until the third anniversary of the program;

•	be covered by a shelf registration statement filed by the financial institution as soon as practicable and be subject to piggyback registration rights; and
•	be funded by Treasury by December 31, 2008.

•	In connection with each investment, Treasury will also receive warrants to purchase common stock with the following terms:

•	an aggregate market price equal to 15% of the senior preferred instrument on the date of the investment;
•	the exercise price on the warrants will be the financial institution’s 20-day average market price prior to issuance 10-year term immediately exercisable;
•

the financial institution will be required to file a registration statement as soon as practicable, grant piggyback registration rights to Treasury, and apply to list the underlying common stock on the relevant exchange;

•

non-contractual limitations on Treasury’s ability to transfer warrants that are designed to prevent transfer until market stability or individual financial stability has returned; one-half of the warrants may be transferred on the earlier of the successful completion of an offering of replacement Tier 1 capital or December 31, 2009; and

•	the exercise price for the warrants is subject to reduction upon successful completion by the financial institution to offer replacement Tier 1 capital securities.

•

Participants will also be subject to the executive compensation requirements of the EESA. Treasury has issued interim final rules pursuant to the EESA which are available at http://www.treas.gov/initiatives/eesa/executivecompensation.shtml.

At this time, there is no assurance Treasury will approve Henry County Bancshares’s application to participate in the Capital Purchase Program; however, without approval of the amendment contained in Proposal No. 1, Henry County Bancshares would not qualify for participation under the requirements of the Capital Purchase Program. The Board of Directors believes it is in the best interest of Henry County Bancshares and its shareholders to become eligible for the program in anticipation of receiving preliminary approval from Treasury.

Shareholder Approval Required. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting is required for approval of this Proposal No. 1. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF HENRY COUNTY BANCSHARES, INC.

PROPOSAL NO. 2

TO APPROVE GRANTING THE MANAGEMENT

OF HENRY COUNTY BANCSHARES, INC. THE AUTHORITY TO

ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING

If at the Special Meeting the number of shares of Henry County Bancshares’s common stock present or represented and voting in favor of the proposed Amendment to the Articles of Incorporation is insufficient to approve Proposal No. 1, Henry County Bancshares’s management may move to adjourn, postpone or continue the Special Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal No. 1.

In this proposal, Henry County Bancshares is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If Henry County Bancshares’s shareholders approve the adjournment, postponement or continuation proposal, Henry County Bancshares could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Henry County Bancshares’s Articles of Incorporation. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Articles of Incorporation have been received, Henry County Bancshares could adjourn, postpone or continue the Special Meeting without a vote on the proposal to amend the Articles of Incorporation and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the amendment to the Articles of Incorporation.

The adjournment, postponement or continuation proposal requires that holders of more of Henry County Bancshares’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. No proxy that is specifically marked AGAINST the proposal to amend the Articles of Incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Henry County Bancshares’s Board of Directors believes that if the number of shares of its common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

Shareholder Approval Required. The adjournment, postponement or continuation proposal (Proposal No. 2) requires that holders of more of Henry County Bancshares’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL TO GRANT THE MANAGEMENT OF HENRY COUNTY BANCSHARES, INC. THE AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING

STOCK OWNERSHIP

Principal Shareholders

As of October 24, 2008, the Company’s records and other information from outside sources indicated there are no beneficial owners of more than five percent of the outstanding shares of the Company’s common stock other than those listed in the table below.

Directors and Executive Officers

The following table sets forth information as of October 24, 2008 regarding the ownership of Henry County Bancshares stock by each Henry County Bancshares director (including nominees for director) and by the named executive officers of Henry County Bancshares and its subsidiaries, and by all directors and executive officers as a group.

Name and Address	Shares Beneficially Owned (1)	Percent of Class
Paul J. Cates, Jr. 863 McGarity Road McDonough, GA 30252	74,089	(2)
H. K. Elliott, Jr. 2865 Camp Branch Road Buford, Georgia 30519	207,293	1.46%

G. R. Foster, III 950 Turner Church Road McDonough, GA 30252	26,750	(2)
David H. Gill 109 Magnolia Place Stockbridge, GA 30281	135,502	(2)
Edwin C. Kelley, Jr. 1540 Dogwood Drive Greensboro, GA 30642	78,920	(2)
Mary Lynn E. Lambert 1409 Highway 42 S McDonough, GA 30252	112,382	(2)
Robert O. Linch 230 Darwish Drive McDonough, GA 30252	900,224	6.31%
William C. Strom, Jr. 156 Cotton Creek Drive McDonough, GA 30252	26,916	(2)
Ronald M. Turpin 812 Elliott Road McDonough, GA 30252	65,864	(2)
James C. Waggoner 268 Butlers Bridge Road McDonough, GA 30252	57,020	(2)
Thomas L. Redding 315 Landing Point Stockbridge, GA 30281	6,500	(2)
Phillip H. Cook 5000 Lakeridge Close McDonough, GA 30253	10,209	(2)
All directors, nominees and officers as a group (12 persons)	1,701,669	11.94%
(1)

Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power.

(2)	Less than 1% of the common stock outstanding.

ATTENDANCE AND AVAILABILITY OF ACCOUNTANTS

AT SPECIAL MEETING

Representatives of the Company’s principal accounting firm, Mauldin & Jenkins, LLC, are not expected to be present at the Special Meeting, will not have the opportunity to make a statement if they so desire, and are not expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder proposals that are intended to be presented at our 2009 Annual Meeting of Shareholders must be received at our office located at P. O. Box 928, Stockbridge, Georgia 30281, Attn: Secretary, no later than December 17, 2008, in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of shareholder proposals not received by us on or before March 7, 2009, will not be considered timely and will not be submitted to the shareholders at the 2009 Annual Meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS WHICH MAY COME BEFORE

THE SPECIAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Shareholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the Company’s best interest.

FINANCIAL AND OTHER INFORMATION

Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Special Meeting, a copy of Henry County Bancshares, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2007. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Special Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are also available via the Internet at the SEC’s website at http://www.sec.gov. By requesting a copy of Henry County Bancshares, Inc.’s Annual

Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2007, or by accessing the SEC’s website at http://www.sec.gov, any shareholder may acquire access to the specific financial information required to be disclosed, including the following specific information required by Section 14(a) of the Securities Exchange Act of 1934, all of which is incorporated herein by reference:

•	Financial Statements;

•	Supplemental Financial Information;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and

•	Quantitative and Qualitative Disclosures about Market Risk.

APPENDIX “A”

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

HENRY COUNTY BANCSHARES, INC.

Pursuant to the provisions of O.C.G.A. §14-2-1006, pertaining to amending the Articles of Incorporation of a corporation, Henry County Bancshares, Inc. (the “Corporation”), files herewith Articles of Amendment to its Articles of Incorporation, such filing being submitted in duplicate with a fee of $20.00, hereby constituting an application to the Secretary of State for the State of Georgia for an amendment of its articles of incorporation, as amended.

1.       The name of the Corporation is Henry County Bancshares, Inc.

2.       The Board of Directors of the Corporation on                     , 2008, unanimously adopted a resolution deleting in its entirety Article V of the Articles of Incorporation, including all subsequent amendments thereto, and substituting the following new Article V to read as follows:

“V.

(a)     The total number of shares of capital stock which the Corporation is authorized to issue is forty million (40,000,000) shares, divided into thirty million (30,000,000) shares of common stock, $2.50 par value (“Common Stock”), and ten million (10,000,000) shares of preferred stock, no par value (“Preferred Stock”).

(b)     The board of directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable laws of the State of Georgia to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of the shares of each series and the qualifications or restrictions of each series. The authority of the board of directors with respect to each series shall include, but not be limited to, determining the following:

(i)     The number of shares constituting that series and the distinctive designation of that series;

(ii)    The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(iii)     Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)     Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

(v)      Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi)     Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)     The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii)    Any other relative rights, preferences and limitations of that series.”

3.      This Amendment was approved by the shareholders of the Corporation by a majority vote at the Special Meeting of the shareholders of the Corporation on                     , 2008 and in accordance with O.C.G.A. § 14-2-1003.

4.      This Amendment to the Articles of Incorporation of Henry County Bancshares, Inc. shall be effective immediately upon its filing with the office of the Secretary of State for the State of Georgia.

[SIGNATURE APPEARS ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, Henry County Bancshares, Inc. has caused these Articles of Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and has caused these Articles of Amendment to be filed with the Secretary of State of Georgia, as provided in O.C.G.A. § 14-2-1006.

HENRY COUNTY BANCSHARES, INC.

By:

Title:	Secretary

[CORPORATE SEAL]

HENRY COUNTY BANCSHARES, INC.

4806 N. Henry Blvd.

Stockbridge, Georgia 30281

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint David H. Gill and William C. Strom, Jr., and each of them, with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of HENRY COUNTY BANCSHARES, INC. common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Henry County Bancshares, Inc. to be held                     , 2008, at              a.m./p.m. local time, at 4806 N. Henry Blvd., Stockbridge, Georgia 30281, and at any adjournment or postponement thereof, with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the executed form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL 1:	TO APPROVE AN AMENDMENT OF THE ARTICLES OF INCORPORATION OF HENRY COUNTY BANCSHARES, INC.:

☐ For	☐ Against	☐ Abstain

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR PROPOSAL 1.

The Board of Directors recommends a vote FOR approval of the Amendment to the Articles of Incorporation of Henry County Bancshares, Inc.

PROPOSAL 2:	TO APPROVE THE AUTHORITY OF THE MANAGEMENT OF HENRY COUNTY BANCSHARES. INC. TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING:

☐ For	☐ Against	☐ Abstain

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR PROPOSAL 2.

The Board of Directors recommends a vote FOR approval of the management of Henry County Bancshares, Inc.’s authority to adjourn, postpone or continue the Special Meeting.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by an authorized officer.

DATE:                     , 2008

INDIVIDUALS:	ENTITIES: (Please Print)

Name (Please print)	By:

Signature	Signature

Name of Joint Tenant or Tenant-In- Common if any (Please Print)	Position

Signature of Joint Tenant or Tenant- In-Common, if any